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                                                                      Exhibit 99


NEWS MEDIA CONTACT:
Jeff Botti
614-249-6339

INVESTOR CONTACT:
Dan Amodeo
614-249-9039

OCTOBER 16, 1998
FOR IMMEDIATE RELEASE

NATIONWIDE FINANCIAL SERVICES, INC.
ENDS ACQUISITION TALKS ON PILGRIM BAXTER

COLUMBUS, OHIO - Nationwide Financial Services, Inc. (NYSE: NFS) announced today that it has ended discussions with United Asset Management Corporation (NYSE:
UAM) regarding the possible acquisition of Pilgrim Baxter & Associates, an investment management affiliate of UAM.

"We regret that we could not reach agreement on terms that served both the strategic interests of NFS and the interests of our shareholders," said Mark R. Thresher, vice-president, finance and treasurer. "We remain committed to building additional asset management capabilities that further strengthen our retirement savings franchise."

NFS is a leading provider and distributor of long-term savings and retirement products to retail and institutional customers throughout the United States. It is the country's fifth largest life insurer, based on 1997 statutory premiums and deposits of $10.3 billion and is ranked 12th by 1997 assets of nearly $60 billion. It is the country's third largest writer of individual variable annuities.

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